RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                                 TEN STIX, INC.
                             A COLORADO CORPORATION
--------------------------------------------------------------------------------

     Thomas E. Sawyer and Tony A. Cranford hereby certify that:

     A. They are President and Secretary, respectively, of Ten Stix, Inc., a Colorado corporation.

     B. The Articles of Incorporation of this Corporation as previously amended, are restated in their entirety to read as follows and supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto and restatements thereof:

                                   ARTICLE 1.
                                   ---------
                                      Name
                                      ----

     1.1 The name of this Corporation (hereinafter the "Corporation") is Ten Stix, Inc.

                                   ARTICLE 2.
                                   ---------
                                    Duration
                                    --------

     2.1 The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE 3.
                                   ---------
                      Principal Office and Registered Agent
                      -------------------------------------

     3.1 The current address of the principal office of the Corporation in this State is 3101 Riverside Drive, Idaho Springs, Colorado 80452. Mr. Thomas Sawyer is the Corporations registered agent in this State who may be contacted at the principal office address.

                                   ARTICLE 4.
                                   ---------
                                     Purpose
                                     -------

     4.1 The Corporation is organized to engage in any and all lawful acts and/or activities, within or without the State of Colorado.

     4.2 The Corporation may also maintain offices at such other places within or without of the State of Colorado as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders may be held outside the State of Colorado with the same effect as if in the State of Colorado.

Appendix A                                                             Page 1

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                                   ARTICLE 5.
                                   ---------
                               Board of Directors
                               ------------------

     5.1 Number. The number of directors of the Corporation shall be not less than two (2) nor more than two (2), as set pursuant to the Bylaws of the Corporation. The names of the current directors, who shall act until their successors are duly chosen and qualified are Thomas E. Sawyer and Tony A. Cranford.

                                   ARTICLE 6.
                                   ---------
                                 Capitalization
                                 --------------

     6.1 Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is five hundred million one hundred thousand (500,100,000) shares consisting of (a) five hundred million (500,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (b) one hundred thousand (100,000) shares of Series A Preferred Stock, par value $250.00 per share (the "Series A Preferred Stock"). A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to the and restrictions imposed upon the shares of each class are as follows:

     6.2 Common Stock. Each share of Common Stock shall have, for all purposes one (1) vote per share. The holders of shares of Common Stock along with the holders of the Series A Preferred Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders' meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested:

     6.3 Preferred Stock. The designations, powers, preferences, rights and restrictions granted or imposed upon the Series A Preferred Stock and holders thereof are as follows:

          6.3.1 Conversion Rights of Series A Preferred Stock.

               (a) Each Series A Preferred Stockholder shall be entitled to convert, at any time and from time to time, any or all of the shares of such holder's Series A Preferred Stock, on a 200-for-1 per share basis, into shares of Common Stock, with any fractional shares rounded up to the next whole share. Such right shall be exercised by the surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Transfer Agent, accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefore, if required pursuant to
          Section 6.3.1(e). In the event that any shares of Series A Preferred Stock tendered for conversion under this Section are subject to restrictions upon transfer noted in a legend on the certificates representing such shares, the Corporation and Transfer Agent shall require the holder of such shares to submit, as a condition to the conversion of such shares into shares of Common Stock, satisfactory evidence that the proposed conversion will not violate any of the noted restrictions upon transfer of such shares.

               (b) As promptly as practicable following the surrender for conversion of a certificate representing shares of Series A Preferred Stock in the manner provided in Section 6.3.1(a), and the payment in cash of any amount required by the provisions of Section 6.3.1(e), the Corporation will deliver or cause to be

Appendix A                                                             Page 2

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          delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. In the case of a conversion, such conversion shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Series A Preferred Stock. Upon the date any conversion rights of the holder of such shares, as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

               (c) In the event of a reclassification or other similar transaction as a result of which the shares of Common Stock are converted into another security, then Series A Preferred Stock Holders shall be entitled to receive upon conversion the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the conversion of any share of Series A Preferred Stock; provided, however that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Series A Preferred Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date.

               (d) The Corporation covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of Series A Preferred Stock, such number of shares of Common Stock that shall be issuable upon the conversion of all such outstanding shares of Series A Preferred Stock. The Corporation covenants that if any shares of Common Stock require registration with, or approval, of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to use its best efforts to list or make available for quotation the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock that shall be issued upon conversion of the shares of fully paid and nonassessable Series A Preferred Stock will, upon issue, be fully paid and nonassessable.

               (e) The issuance of certificates of Common Stock upon conversion of shares of Series A Preferred Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Series A Preferred Stock converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

               (f) Shares of Series A Preferred Stock that are converted into shares of Common Stock as provided herein shall continue to be authorized shares of Series A Preferred Stock and available for reissue by the Corporation.

          6.3.2 Voting Rights. Each share of Series A Preferred Stock shall have, for all purposes one (1) vote per share.

Appendix A                                                             Page 3

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          6.3.3 Dividends.  The holders of shares of Common Stock and Series A
     Preferred Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.

                                   ARTICLE 7.
                                    ---------
                             No Further Assessments
                             ----------------------

     7.1 After the amount of the subscription price for Common Stock or Preferred Stock has been paid in money, property, or services, as the Directors shall determine, said stock shall be subject to no further assessment to pay the debts of the Corporation, and no stock issued as fully paid shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend, modify, or rescind this Article 7, Section 7.1 or any of the provisions hereof.

                                   ARTICLE 8.
                                    ---------
                                Preemptive Rights
                                -----------------

     8.1 Except as otherwise set forth herein, or by separate agreement, none of the shares of the Corporation shall carry with them any preemptive right to acquire additional or other shares of the corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

                                   ARTICLE 9.
                                    ---------
                              No Cumulative Voting
                              --------------------

     9.1 There shall be no cumulative voting of shares.

                                   ARTICLE 10.
                                   ----------
                Indemnification of Officers, Directors and Others
                -------------------------------------------------

     10.1 The Corporation shall indemnify its directors, officers, employee, fiduciaries and agents to the fullest extent permitted under the Colorado Corporations and Associations Act, the Board of Directors of the Corporation shall have the power to:

     10.2 Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonable believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any such action, suit or proceeding by judgment, order, settlement or conviction or upon a plea or nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

Appendix A                                                             Page 4

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     10.3 Indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust of other enterprises against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in the respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     10.4 Indemnify a Director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in Subparagraph 10.2 or 10.3 of this Article of in defense of any claim, issue or matter therein, against expenses (including attorney's fees) actually and reasonable incurred by him in connection therewith.

     10.5 Authorize indemnification under Subparagraph 10.2 or 10.3 of this Article (unless ordered by a court) in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit, or proceeding, or if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     10.6 Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action or proceeding as authorized in Subparagraph 10.5 of this Article upon receipt of any undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     10.7 Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article.

     The indemnification provided by the Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

     WHEREAS, the foregoing Restated of Articles of Incorporation have been duly approved in accordance with Section 7-110-101 et. seq. of the Colorado Corporations and Associations Act. The total number of outstanding shares of Common Stock of the Corporation is 47,118,228. The number of those shares voting in favor of the Restated Articles of Incorporation was _____________ shares representing _____________%. The total number of shares of Preferred Stock of the Corporation outstanding is 96. The number of shares of Preferred Stock voting in favor of the Restated Articles of Incorporation was ____________ shares representing __________%.

Appendix A                                                             Page 5

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     IN WITNESS WHEREOF, Ten Stix, Inc. has caused these presents to be signed in its name and on its behalf by its President and Secretary this _______ day of July, 2004, and its President and Secretary acknowledge that these Restated Articles of Incorporation are the act and deed of Ten Stix, Inc., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                                                  TEN STIX, INC.



 _________________________________           ___________________________________
 By: Thomas E. Sawyer                        By: Tony A. Cranford
 Its: President                              Its: Secretary






Appendix A                                                             Page 6